Exhibit 24.3

POWER OF ATTORNEY

Each of the undersigned officers and/or directors of Sprint Communications, Inc., a Kansas corporation (the “Company”), a wholly-owned subsidiary of Sprint Corporation, a Delaware corporation (“Sprint”), does hereby make, constitute and appoint each of Marcelo Claure, Michel Combes, Jorge Gracia and Stefan K. Schnopp as true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of certain of the Company’s guarantees of certain of Sprint’s securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any such substitutes.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 31st day of January, 2018.

Signature	Title

/s/ Marcelo Claure	President
Marcelo Claure	(Principal Executive Officer)

/s/ Michel Combes	Chief Financial Officer
Michel Combes	(Principal Financial Officer)

/s/ Paul W. Schieber, Jr.	Vice President and Controller
Paul W. Schieber, Jr.	(Principal Accounting Officer)

/s/ Stefan K. Schnopp	Director
Stefan K. Schnopp

/s/ Katie True-Awtry	Director
Katie True-Awtry

/s/ Jorge E. Gracia	Director
Jorge E. Gracia